Exhibit 99.2

News Release For Immediate Release
Partnership Contact: Jack Collins, EVP Finance/Corporate Development Phone: (405) 702-7460 Websites: www.qelp.net & www.qrcp.net
Quest Energy Partners, L.P. Completes Borrowing Base Redetermination,
Monetizes Certain 2Q2010 through 4Q2012 Hedges, and Enters Into New Derivative
Contracts
OKLAHOMA CITY — July 6, 2009 — Quest Energy Partners, L.P. (NASDAQ: QELP) (“QELP” or the “Partnership”) and Quest Resource Corporation (NASDAQ: QRCP) (“QRCP”) today announced that the Partnership’s lenders have completed a semi-annual review of the borrowing base pursuant to the terms of the Partnership’s first lien, revolving credit agreement. Based on this review, the borrowing base of the first lien, revolving credit agreement was reduced to $160 million, down from the prior level of $190 million. As of July 3, 2009, borrowings outstanding under the Partnership’s first lien, revolving credit agreement were $174 million while cash balances were approximately $28 million. QELP intends to use existing cash balances to eliminate the $14 million borrowing base deficiency.
After eliminating the borrowing base deficiency and making the scheduled principal payment of $3.8 million on its second lien term loan agreement in mid-August 2009, QELP expects to have total outstanding borrowings of $189.8 million. This will represent a reduction of $44.2 million since November 2008, all of which has been funded with cash flow from operations and the net proceeds from the monetization of certain of QELP’s natural gas price hedges.
In anticipation of a reduction in the borrowing base, QELP amended or exited certain of its above market natural gas price derivative contracts in June 2009 for periods beginning in the second quarter of 2010 through the fourth quarter of 2012 and, in return, received approximately $26 million. The strike prices on the derivative contracts that QELP did not exit were set to market prices at the time. At the same time, QELP entered into new natural gas price derivative contracts to increase the total amount of its future proved developed natural gas production hedged to approximately 85% through 2013. On June 30, 2009, QELP made a principal payment of $15 million on its first lien, revolving credit agreement with the proceeds from this monetization. A detailed summary of the Partnership’s natural gas and oil price derivative contracts has been posted to the “Investors” section of the Partnership’s website, www.qelp.net.
David C. Lawler, President and Chief Executive Officer of QELP said, “Since August 2008, we have made operational efficiency and debt reduction two of our Partnership’s primary objectives. I am pleased to report that we have made significant progress on both fronts, including entering into a definitive agreement to merge Quest Energy Partners with the other two Quest entities and significantly reducing debt with a combination of cash generated by our operations, monetizing a portion of our natural gas price derivative contracts, and by suspending our quarterly distribution payments. The Partnership’s next hurdle is the maturation of our second lien term loan on September 30, 2009. We continue to diligently pursue various options to restructure or refinance this term loan.”
About Quest Energy Partners, L.P. and Quest Resource Corporation
Quest Energy Partners, L.P. was formed by QRCP to acquire, exploit and develop natural gas and oil properties and to acquire, own, and operate related assets. QELP owns more than 2,400 wells and is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma. QELP also owns natural gas and oil producing wells in the Appalachian Basin of the northeastern United States and in Seminole County, Oklahoma. For more information, visit the Quest Energy Partners website at www.qelp.net. QELP routinely posts important information in the “Investors” section of its website.

Quest Resource Corporation is a fully integrated E&P company that owns: producing properties and acreage in the Appalachian Basin of the northeastern United States; 100% of the general partner and a 57% limited partner interest in Quest Energy Partners, L.P., including subordinated units; and 85% of the general partner and a 36.4% of the limited partner interests in the form of subordinated units in Quest Midstream Partners, L.P. Quest Resource operates and controls Quest Energy Partners and Quest Midstream Partners through its ownership of their general partners. For more information, visit the Quest Resource website at www.qrcp.net. Quest Resource routinely posts important information in the “Investors” section of its website.
Forward-Looking Statements
Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement, including the intentions to eliminate the borrowing base deficiency under the first lien, revolving credit agreement, the ability to make the scheduled principal payment in August 2009 under the first lien, revolving credit agreement and the ability of QELP to restructure or refinance its second lien term loan, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although the Partnership and QRCP believe that the expectations reflected in such forward-looking statements are reasonable, they can give no assurance that such expectations will prove to be correct. In particular, the forward-looking statements made in this release are based upon a number of financial and operating assumptions that are subject to a number of risks, including the ability to restructure QELP’s credit facilities, the ongoing worldwide crisis in the capital markets, uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition and general market conditions. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by the Partnership or QRCP. These risks, and other risks are detailed in the Partnership’s and QRCP’s filings with the Securities and Exchange Commission, including risk factors listed in their latest annual reports on Form 10-K and other filings with the Securities and Exchange Commission. You can find the Partnership’s filings with the Securities and Exchange Commission at www.qelp.net or at www.sec.gov. You can find QRCP’s filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov. By making these forward-looking statements, the Partnership and QRCP undertake no obligation to update these statements for revisions or changes after the date of this release.
Important Information and Where to Find It
In connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of July 2, 2009 (the “Merger Agreement”), among New Quest Holdings Corp. (New Quest”), QRCP, Quest Midstream Partners, L.P., QELP, Quest Midstream GP, LLC, Quest Energy GP, LLC, Quest Resource Acquisition Corp., Quest Energy Acquisition, LLC, Quest Midstream Holdings Corp. and Quest Midstream Acquisition, LLC, a registration statement of New Quest, which will include a prospectus of New Quest and a joint proxy statement of QELP and QRCP and other materials, will be filed with the Securities and Exchange Commission (the “SEC”). INVESTORS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS REGARDING THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTIES TO THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. A definitive proxy statement/prospectus will be sent to QELP unitholders seeking their approval and adoption of the Merger Agreement and the merger of QELP contemplated thereby (the “QELP Merger”). A definitive proxy statement/prospectus will be sent to QRCP stockholders seeking their approval and adoption of the Merger Agreement and the merger of QRCP contemplated thereby (the “QRCP Merger”) QELP unitholders and QRCP stockholders may obtain a free copy of the proxy statement/prospectus

(when it is available) and other documents containing information about the parties to the Merger Agreement, without charge, at the SEC’s website at www.sec.gov. Copies of the registration statement and the definitive proxy statement/prospectus may also be obtained for free by contacting Quest Energy Partners, L.P. or Quest Resource Corporation at 210 Park Avenue, Suite 2750, Oklahoma City, OK 73102, Attn: Jack Collins: Telephone: (405) 600-7704.
Participants in Solicitation
QELP, QRCP and their respective directors, officers and certain other members of management may be deemed to be participants in the solicitation of proxies from their respective unitholders and stockholders in respect of the QELP Merger and the QRCP Merger. Information about these persons can be found in QELP’s and QRCP’s respective annual reports on Form 10-K for the year ended December 31, 2008 as filed with the SEC on June 16, 2009 and June 3, 2009, respectively. Additional information about the interests of such persons in the solicitation of proxies in respect of the QELP Merger and the QRCP Merger will be included in the registration statement and the proxy statement/prospectus to be filed with the SEC in connection with the proposed transactions contemplated by the Merger Agreement.
###